PROSPECTUS SUPPLEMENT                          FILED PURSUANT TO RULE 424(b)(3)
(To Prospectus dated October 25, 2004)         REGISTRATION NO.  333-33362



                               [GRAPHIC OMITTED]





                        1,000,000,000 Depositary Receipts
                         Semiconductor HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Semiconductor HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of Semiconductor HOLDRS" section of the base prospectus shall be replaced with the following:

                                                        Share         Primary
        Name of Company                     Ticker     Amounts    Trading Market
-----------------------------------        -------   ----------   -------------
Advanced Micro Devices, Inc.                 AMD          4            NYSE
Altera Corporation                           ALTR         6           NASDAQ
Amkor Technology, Inc.                       AMKR         2           NASDAQ
Analog Devices, Inc.                         ADI          6            NYSE
Applied Materials, Inc.                      AMAT        26           NASDAQ
Atmel Corporation                            ATML         8           NASDAQ
Broadcom Corporation                         BRCM         2           NASDAQ
Intel Corporation                            INTC        30           NASDAQ
KLA-Tencor Corporation                       KLAC         3           NASDAQ
Linear Technology Corporation                LLTC         5           NASDAQ
LSI Logic Corporation                        LSI          5            NYSE
Maxim Integrated Products, Inc.              MXIM         5           NASDAQ
Micron Technology, Inc.                       MU          9            NYSE
National Semiconductor Corporation           NSM          6            NYSE
Novellus Systems, Inc.                       NVLS         2           NASDAQ
SanDisk Corporation                          SNDK         2           NASDAQ
Teradyne, Inc.                               TER          3            NYSE
Texas Instruments, Inc.                      TXN         22            NYSE
Vitesse Semiconductor Corporation            VTSS         3           NASDAQ
Xilinx, Inc.                                 XLNX         5           NASDAQ


     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2005.